As filed with the Securities and Exchange Commission on May 8, 2009.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HAMPTON ROADS BANKSHARES, INC.

(Exact name of registrant as specified in its charter)

Commonwealth of Virginia	54-2053718
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

999 Waterside Drive Suite 200 Norfolk, Virginia 23510	23510
(Address of Principal Executive Offices)	(Zip Code)

GATEWAY BANK AND TRUST COMPANY EMPLOYEE’S SAVINGS &

PROFIT SHARING PLAN AND TRUST

(Full title of the plan)

Jack W. Gibson

Vice Chairman and Chief Executive Officer

Hampton Roads Bankshares, Inc.

999 Waterside Drive

Suite 200

Norfolk, Virginia 23510

(Name and address of agent for service)

(757) 217-1000

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1), (2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee (3)
Common Stock, $0.625 par value	200,000	$7.74	$1,548,000	$86.38

(1)	The amount of Common Stock registered hereunder shall be deemed to include any additional shares issuable as a result of any stock split, stock dividend or other change in the capitalization of the Registrant.
(2)	Represents an estimate of such presently undeterminable number of shares as may be purchased with employee contributions pursuant to the Plan. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein.
(3)	Pursuant to Rule 457(h), the registration fee is based on the average of the high ($7.97) and low ($7.50) prices reported on the Nasdaq Capital Market on May 4, 2009.

EXPLANATORY NOTE

On December 31, 2008, pursuant to the terms of an Agreement and Plan of Merger, dated as of September 23, 2008, by and between the Registrant and Gateway Financial Holdings, Inc. (“GFH”), the Registrant acquired all of the outstanding shares of GFH. In connection therewith, the Registrant assumed the Gateway Bank and Trust Company Employee’s Savings & Profit Sharing Plan and Trust (the “Plan”). This Registration Statement on Form S-8 is being filed to cover future issuances pursuant to the Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Securities Act Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference and made a part hereof, to the extent that such documents are considered filed with the Commission:

(1)	the Registrant’s Annual Report on Form 10-K (the “Form 10-K”) for the fiscal year ended December 31, 2008;

(2)	Amendment No. 1 to the Form 10-K;

(3)	the Registrant’s Current Reports on Form 8-K filed on January 5, 2009 (as amended on February 3, 2009), January 7, 2009, January 22, 2009, January 27, 2009, February 2, 2009, February 12, 2009, February 27, 2009, March 2, 2009, March 13, 2009 (as amended on that date), April 14, 2009, April 20, 2009 (2 of them), May 1, 2009, May 4, 2009, May 5, 2009 and May 8, 2009 (other than the portions of those documents furnished or otherwise not deemed to be filed); and

(4)	The description of the Registrant’s common stock contained in the second through seventh paragraphs on page 85 of the Registrant’s Amendment No. 1 to the Form S-4 (File No. 333-154959) filed on November 14, 2008, and any amendment or report filed for the purpose of updating that description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents, to the extent that such documents are considered filed with the Commission. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

The Registrant has agreed to indemnify and hold KPMG LLP (“KPMG”) harmless against any and all legal costs and expenses incurred by KPMG in successful defense of any legal action or proceeding that arises as a result of KPMG’s consent to the incorporation by reference of its audit report on the Registrant’s past financial statements incorporated by reference in this registration statement.

Item 6.	Indemnification of Directors and Officers.

Article 10 of Chapter 9 of Title 13.1 of the Code of Virginia, as amended (the “Code”), permits a Virginia corporation to indemnify any director or officer for reasonable expenses incurred in any legal proceeding in advance of final disposition of the proceeding, if the director or officer furnishes the corporation a written statement of his or her good faith belief that he or she has met the standard of conduct prescribed by the Code, and furnishes the corporation with a written undertaking to repay any funds advanced if it is ultimately determined that the director has not met the relevant standard of conduct. In addition, a corporation is permitted to indemnify a director or officer against liability incurred in a proceeding if a determination has been made by the disinterested members of the board of directors, special legal counsel or shareholders that the director or officer conducted himself or herself in good faith and otherwise met the required standard of conduct. In a proceeding by or in the right of the corporation, no indemnification shall be made in respect of any matter as to which a director or officer is adjudged to be liable to the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director or officer has met the relevant standard of conduct. In any other proceeding, no indemnification shall be made if the director or officer is adjudged liable to the corporation on the basis that he or she improperly received a personal benefit. Corporations are given the power to make any other or further indemnity, including advance of expenses, to any director or officer that may be authorized by the articles of incorporation or any bylaw made by the shareholders, or any resolution adopted, before or after the event, by the shareholders, except an indemnity against willful misconduct or a knowing violation of the criminal law. Unless limited by its articles of incorporation, indemnification against the reasonable expenses incurred by a director or officer is mandatory when he or she entirely prevails in the defense of any proceeding to which he or she is a party because he or she is or was a director or officer.

The Registrant’s Articles of Incorporation provide that to the full extent that the Virginia Act permits the limitation or elimination of the liability of directors or officers, a director or officer of the Registrant shall not be liable to the Registrant or its shareholders for monetary damages. The Registrant’s Articles of Incorporation also provide that to the full extent permitted and in the manner prescribed by the Virginia Act and any other applicable law, the Registrant shall indemnify a director or officer of the Registrant who is or was a party to any proceeding by reason of the fact that he or she is or was such a director or officer or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. Any aforesaid reference to directors, officers, employees or agents includes former directors, officers, employees and agents and their respective heirs, executors and administrators.

The bylaws of the Registrant contain provisions indemnifying the directors and officers of the Registrant to the full extent permitted by Virginia law.

The foregoing is only a general summary of certain aspects of Virginia law and the Registrant’s Articles of Incorporation and Bylaws dealing with indemnification of directors and officers, and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of Article 10 of Chapter 9 of Title 13.1 of the Virginia Stock Corporation Act and the Articles of Incorporation and Bylaws of the Registrant.

Item 7.	Exemption From Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The following exhibits are filed on behalf of the Registrant as part of this Registration Statement:

4.1	Amended and Restated Articles of Incorporation of Hampton Roads Bankshares, Inc., attached as Exhibit 3.1 to the Registrant’s Current Report on Form 10-K, dated March 30, 2009, incorporated herein by reference.

4.2	Bylaws of Hampton Roads Bankshares, Inc., as amended, attached as Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q for the period ended September 30, 2007, incorporated herein by reference.

4.3	Specimen of Registrant’s Common Stock Certificate, attached as Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2005, incorporated herein by reference.

5.1	Opinion of Williams Mullen.*

5.2	Internal Revenue Service Opinion Letters.*

23.1	Consent of Williams Mullen (included in Exhibit 5.1).*

23.2	Consent of Yount, Hyde & Barbour, P.C.*

23.3	Consent of KPMG LLP.*

24	Powers of Attorney (included on Signature Page).*

*	Filed herewith.

Item 9.	Undertakings.

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norfolk, Commonwealth of Virginia, on this 14th day of April 2009.

HAMPTON ROADS BANKSHARES, INC.

By:	/s/ Jack W. Gibson
Jack W. Gibson
Vice Chairman and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned hereby appoints each of Jack W. Gibson, Neal A. Petrovich and Douglas J. Glenn as attorney-in-fact and agent for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) to this registration statement and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of securities covered hereby, with full power and authority to do and perform any and all acts and things as may be necessary or desirable in furtherance of such registration.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Jack W. Gibson Jack W. Gibson	Vice Chairman and Chief Executive Officer (Principal Executive Officer)	April 14, 2009

/s/ Tiffany K. Glenn Tiffany K. Glenn	Secretary, Executive Vice President and Investor Relations Officer	April 14, 2009

Signature	Title	Date
/s/ Neal A. Petrovich Neal A. Petrovich	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 14, 2009

/s/ Lorelle L. Fritsch Lorelle L. Fritsch	Senior Vice President, Chief Accounting Officer (Principal Accounting Officer)	April 14, 2009

/s/ Emil A. Viola Emil A. Viola	Chairman of the Board of Directors	April 14, 2009

/s/ Douglas J. Glenn Douglas J. Glenn	Director, Executive Vice President, Chief Operating Officer, and General Counsel	April 14, 2009

/s/ Scott C. Harvard Scott C. Harvard	Director and Executive Vice President for Delmarva Operations	April 14, 2009

/s/ William Brumsey, III William Brumsey, III	Director	April 14, 2009

/s/ Henry P. Curtis, Jr. Henry P. Custis, Jr.	Director	April 14, 2009

/s/ Robert Y. Green, Jr. Robert Y. Green, Jr.	Director	April 14, 2009

Signature	Title	Date
/s/ Richard F. Hall, III	Director	April 14, 2009
Richard F. Hall, III

/s/ Robert R. Kinser	Director	April 14, 2009
Robert R. Kinser

/s/ Bobby L. Ralph	Director	April 14, 2009
Bobby L. Ralph

/s/ Billy G. Roughton	Director	April 14, 2009
Billy G. Roughton

/s/ Jordan E. Sloan	Director	April 14, 2009
Jordan E. Slone

/s/ Roland Carroll Smith, Sr.	Director	April 14, 2009
Roland Carroll Smith, Sr.

/s/ Ollin B. Sykes	Director	April 14, 2009
Ollin B. Sykes

/s/ Frank T. Williams	Director	April 14, 2009
Frank T. Williams

/s/ W. Lewis Witt	Director	April 14, 2009
W. Lewis Witt

/s/ Jerry T. Womack	Director	April 14, 2009
Jerry T. Womack

/s/ Herman A. Hall	Director	April 14, 2009
Herman A. Hall

The Plan. Pursuant to the requirements of the Securities Act, Hampton Roads Bankshares, Inc., as Plan Administrator of the Gateway Bank and Trust Company Employee’s Savings & Profit Sharing Plan and Trust, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Norfolk, Commonwealth of Virginia, on this 14th day of April, 2009.

HAMPTON ROADS BANKSHARES, INC.

By:	/s/ Lisa Meads
Lisa Meads
Plan Administrator
Gateway Bank and Trust Company Employee’s Savings & Profit Sharing Plan and Trust

EXHIBIT INDEX

TO

FORM S-8 REGISTRATION STATEMENT

Exhibit Number	Description of Exhibit
4.1	Amended and Restated Articles of Incorporation of Hampton Roads Bankshares, Inc., attached as Exhibit 3.1 to the Registrant’s Current Report on Form 10-K, dated March 30, 2009, incorporated herein by reference.

4.2	Bylaws of Hampton Roads Bankshares, Inc., as amended, attached as Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q for the period ended September 30, 2007, incorporated herein by reference.

4.3	Specimen of Registrant’s Common Stock Certificate, attached as Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2005, incorporated herein by reference.

5.1	Opinion of Williams Mullen.*

5.2	Internal Revenue Service Opinion Letters.*

23.1	Consent of Williams Mullen (included in Exhibit 5.1).*

23.2	Consent of Yount, Hyde & Barbour, P.C.*

23.3	Consent of KPMG LLP.*

24	Powers of Attorney (included on Signature Page).*

*	Filed herewith.